© 2008 Quest Software, Inc. ALL RIGHTS RESERVED. Quest Software, Inc. Offer to Amend or Replace Eligible Options Presented by: Wendy Davis Exhibit 99.(a)(1)(T)

Disclaimer
• This presentation is only intended to provide you
– an overview, and
– an opportunity to ask questions.
• The actual “Offer” is contained in the Schedule TO
filed with the Securities and Exchange Commission
on June 2, 2008.

What is the Offer?
•
Problem:
– Some employees hold options with exercise prices that may
be lower than the FMV of our stock on the grant date
(determined for tax and accounting purposes).
– These options are likely subject to potential adverse tax
consequences under Section 409A
(“Section
409A”)
of the
U.S. Internal Revenue Code (the
“Code”).
60% - 80% aggregate tax rate – even if you never exercise!

What is the Offer?
•
Solution:
– Amend and, if applicable, replace these options to avoid or minimize adverse taxation.
– If options are amended to a price in excess of the current exercise price, a cash bonus will be paid to offset the
increased exercise price.

What is Section 409A?
• Section 409A is a new tax law intended to address
“abuses” in deferred compensation – that is,
compensation which is “earned” in one year, but paid
and taxed in a later year.
– Stock options are not “deferred compensation” subject
to Section 409A IF they are granted with a strike price
= FMV on the grant date
– “Discounted” stock options are “deferred
compensation” subject to adverse tax consequences
under Section 409A

How Did I Receive “Discounted Options”?
• Quest determined that, with respect to certain option
grants, the measurement date for accounting purposes
differed from the date of grant.
• FMV on the revised measurement date > FMV on original
grant date = discounted options
• Discounted options are taxed as NSOs and are also
subject to additional 20% - 40% tax

U.S. Option Taxation Generally – NSOs
Example
• Option is granted with an exercise price of $13 with a 5-
year vesting schedule:
– No tax at grant or at vesting
– Value at exercise = $20:
• Employee recognizes $7 of taxable ordinary income at exercise
– that is, the “gain” = ($20-$13) = $7
– Employee recognizes capital gain or capital loss at sale on any additional gain or loss = (sale price-$20)

U.S. Option Taxation - Section 409A
• “Discounted” options are:
– In the year that discounted options vest (even if you never exercise):
• Ordinary income and withholding taxes,
• 20% additional federal income tax under 409A,
• 20% additional state income tax under state 409A (e.g., California), and
• Additional 409A “interest” taxes (federal and state).
– Subject to same taxes in the years between vesting and
exercise (even if you never exercise)
– Subject to same taxes in year of exercise
– Tax is calculated based on “spread” at applicable dates
• In short:  aggregate taxes of approximately 60 - 80% or
more on the “value” of the option – even if you never
exercise!

U.S. 409A Taxation
Example
• Option granted on October 1, 2001 for 1,000 shares, with a 5-year vesting schedule.
• Exercise price = $10.74
• Revised measurement date = January 14, 2002
• FMV on revised measurement date = $24.40.
• Vesting:  200 shares vest in each of 2002, 2003, 2004, 2005 and 2006
•
CONCLUSION:
400 shares may be subject to §409A because:
– Option granted at less than FMV on the grant date
– The 400 shares vested in 2005 and 2006.

Example (continued)
• Assume that, as of 12/31/2008, Quest stock price = $17.00
• W-2 Income: $2,504.00 = 400 shares x $6.26;  $6.26 = ($17.00-$10.74)
• Total Taxes:  $2,199.61
Fed Ordinary Income $   876.40 35.0%
CA Ordinary Income $   232.87 9.3%
Aggregate Ordinary Income $ 1,109.27 44.3%
409A Tax (Fed + CA) $ 1,001.60 40.0%
Interest (Fed + CA) $      88.74 8.0% of reg tax*
Tax Rate w/§409A $ 2,199.61 87.8%**
• Tax due each year until exercise or expiration based on any increases in the value (no offset for decreases in value).
*
Assumes an aggregate interest rate on the ordinary income under §409A and applicable CA law of 8%.  Rate is subject to change based on changes in applicable federal interest rate.
** Assumes no deduction for state 409A taxes and certain timing on tax payments that may not be applicable to your situation.  Consult your own tax advisor to determine your potential tax liability.

Quest’s Offer to Amend or Replace – U.S.
• Amend unexercised Eligible U.S. Options to increase the exercise price to the lower of (i) FMV on the revised measurement date or (ii) closing price on the Expiration Date of the Offer.
– This “lower” price is the Adjusted U.S. Exercise Price.
– No additional changes--number of shares, vesting schedule, and expiration date remain the same.
• If Adjusted U.S. Exercise Price would be the same or lower than the current
“discounted” price, the Eligible U.S. Option will be:
– repriced up to the FMV on the revised measurement date,
– cancelled, and
– replaced with a new option under the 1999 Plan identical to the existing option (i.e., keep your current exercise price) but with a new grant date.
– No additional changes--number of shares, vesting schedule and expiration date remain the same.

Quest’s Cash Bonus – U.S.
• Pay U.S. Cash Bonus if exercise price of amended option
is more than original exercise price.
• Formula:  the product of
– the amount by which the Adjusted U.S. Exercise Price
exceeds the exercise price per share currently in
effect for that Eligible U.S. Option and
– the number of shares of our common stock
purchasable under that Amended U.S. Option
• Paid lump sum January 2009, whether or not you remain
employed with Quest in January 2009 and whether or not
you ever exercise the options.
• No bonus paid on new “replacement” options

Eligibility – U.S.
• “Eligible U.S. Optionee”:
– A current employee (both at start and end of the Offer);
– Holds an Eligible U.S. Option; and
– Is or may be subject to US taxation on the Eligible U.S.
Option.
• “Eligible U.S. Options”:
– Granted under the 1999 Stock Incentive Plan or the 2001
Stock Incentive Plan;
– FMV on revised measurement date > current exercise price;
– Held by an Eligible U.S. Optionee; and
– Option had not vested in full before January 1, 2005

U.S. Example #1 – Amendment + Cash Bonus
Assume:
• Your unexercised option covers 1,000 shares with a “grant date” of 10/1/01 and an exercise price per share of $10.74.
• Revised measurement date was 1/14/02 with FMV of $24.40 per share.
• The option vests in annual installments over 5 years, so 400 shares were unvested on 1/1/05.
• FMV on the Expiration Date is $17.00 per share.
Analysis:
• 400 shares that had not vested by 1/1/05 = Eligible U.S. Option
• If you tender your Eligible U.S. Option, then the Eligible U.S. Option will be amended to increase the exercise price to $17.00 per share for those 400 shares.
• You will receive a U.S. Cash Bonus = $2,504:
– 400 shares x $6.26 (that is, $17.00 - $10.74)
– Your U.S. Cash Bonus will be paid on Quest’s first regularly scheduled payroll date in January, 2009, subject to applicable withholdings.

U.S. Example #2 – Amendment + Cash Bonus
Assume:
• Your unexercised option covers 1,000 shares with a “grant date” of
4/29/02 and an exercise price per share of $11.91.
• Revised measurement date was 6/3/02 with FMV of $12.96 per share.
• The option vests in annual installments over 5 years, so 500 shares were unvested on 1/1/05.
• FMV on the Expiration Date is $17.00 per share.
Analysis:
• 500 shares that had not vested by 1/1/05 = Eligible U.S. Option
• If you tender your Eligible U.S. Option, then the Eligible U.S. Option will be amended to increase the exercise price to $12.96 per share for those 500 shares.
• You will receive a U.S. Cash Bonus = $525:
– 500 shares x $1.05 (that is, $12.96 - $11.91)
– Your U.S. Cash Bonus will be paid on Quest’s first regularly scheduled payroll date in January, 2009, subject to applicable withholdings

U.S. Example #3 – Amendment & Replacement
Assume:
• Your unexercised option covers 1,000 shares with a “grant date” of 1/2/01 and an exercise price per share of $23.69.
• Revised measurement date was 5/9/01 with FMV of $31.00 per share.
• The option vests in annual installments over 5 years, so 400 shares were unvested on 1/1/05.
• FMV on the Expiration Date is $17.00 per share.
Analysis:
• 400 shares that had not vested by 1/1/05 = Eligible U.S. Option
• If you tender your Eligible U.S. Option, then the Eligible U.S. Option will be amended to increase the exercise price to $31.00 per share for those 400 shares.
• The amended option will then be cancelled, and you will be granted a new option under the 1999 Plan to purchase 400 shares with an exercise price of
$23.69 per share, with no loss of vesting or change in expiration date.
•
No cash bonus
will be paid to you.

What happens if I reject the Offer?
• U.S. Tax Impact:
– Income taxation
prior
to exercise
• Ordinary income and withholding taxes
• 20% 409A tax
• Potential federal tax in the nature of interest
• State “409A” income taxes (if applicable, such as CA)
• Tax due on the increase in “value” each year until exercise or expiration of the discounted options.
• Quest must report the “value” to the IRS and you may have to amend prior tax returns.
• This Offer to Amend is a one-time offer to help minimize or avoid adverse tax consequences.

How Do I Participate?
• Tender Offer Begins: June 2, 2008.
• Tender Offer Expires: June 27, 2008 = Expiration Date.
– All elections MUST be received by 11:59 PM (Pacific
Daylight Time) on the Expiration Date.
– Late submissions will not be accepted.
• Submit your election via email, fax, hand delivery,
certified mail, FedEx or interoffice mail.
• Election Confirmation Statement will be emailed to you
within 3 business days.
• Participation is voluntary - failure to submit an election will be deemed an election not to participate.

Where can I get more information?
• You have received 2 emails that include:
– Your personalized Election Form
– Commencement Notice and copies of the Offer to
Amend or Replace and related documents – all are
part of Schedule TO filed with SEC
• You may request a written copy of any or all of these
materials at no charge by contacting Quest Stock
Administration at tenderoffer@quest.com.
• Offer to Amend or Replace and all related documents
and forms are also available on IQ

Terms of the Offer
•
Must tender all
Eligible Options in the Offer if you wish to
participate.
• Participation in the Offer is at your own risk:
– There is no guarantee that Eligible U.S. Options will not be subject to potential adverse tax consequences.
• Acceptance of the Offer and amendment and/or
replacement of your Eligible Options does not occur until
after the Offer expires.
• Acceptance of the Offer gives you no additional right to
continue to remain employed by or in service of Quest.

What About Exercised Options?
• Only unexercised stock options are eligible for the Offer.
• Discounted options that were exercised prior to January 1, 2006 are exempt from Section 409A.
• Discounted options exercised on or after January 1, 2006 may be subject to Section 409A taxes:
– Discounted options that vested before January 1, 2005 are
generally “grandfathered” and may be exercised without triggering adverse taxation under Section 409A.
– Discounted options that are exercised in connection with a termination of service may be exempt – talk to your tax advisor.
– All other exercised discounted options are generally subject to adverse taxation under Section 409A.
• Quest has reported or will report such exercise to the IRS and has sent or will send you a revised W-2 reflecting such exercise.

How Do I Accept the Offer?
• Complete the Election Form indicating acceptance of the
Offer by “checking the box”.
– Return the Election Form to Quest Stock Plan
Administration.
• Via facsimile - Attention:  Tender Offer at (949) 754-1933
• Via email: TenderOffer@Quest.com
• Via hand delivery, certified mail, FedEx or interoffice mail to
Amada Zapata-Gill, Quest’s Stock Plan Administrator – Aliso
Viejo Office.
• Quest must receive the Election Form by June 27, 2008,
at 11:59 p.m. Pacific Daylight Time.

How Do I Reject the Offer?
• Complete the Election Form indicating rejection of the
Offer by “checking the box”.
– Return the Election Form to Quest Stock Administration.
• Via facsimile, ATTN:  Tender Offer at (949) 754-1933
• Via email: TenderOffer@Quest.com
• Via hand delivery, certified mail, FedEx or interoffice mail to
Amada Zapata-Gill, Quest’s Stock Plan Administrator – Aliso
Viejo Office.
or
• Fail to return the Election Form by the deadline.

24 What If I Change My Mind? • Elections may be withdrawn or changed at any time, so long as a new Election Form is received by Quest prior to the Expiration Date.

What do I need to do?
• Carefully review the Offer to Amend or Replace, exhibits,
and business and financial information provided to you.
• Consult with your own tax advisors.
• Consider which alternative is best for you:
–
Accept the Offer, or
– Reject the Offer.
• Quest does not know what choice is best for you and will
not make specific recommendations.
• If considering exercising your Eligible Options during
2008, consider delaying exercising your Eligible Options
until you have decided what to do about the Offer.  Your
Eligible Options will no longer qualify as “Eligible Options”
once they have been exercised.

Risks of U.S. Tax Rule Uncertainty
• Quest believes that the Offer “cures” the potential
problem of discounted options under Section 409A,
but it cannot provide an absolute guarantee.
• Section 409A is relatively new, and guidance from the
Treasury and IRS has been limited and sporadic to
date.
• No assurance that subsequent guidance may not
cause unfavorable tax consequences to you under
Section 409A, despite your participation in the Offer.
• State tax law uncertainty.

Important Information
THIS PRESENTATION IS FOR INFORMATIONAL PURPOSES ONLY
AND IS NOT AN OFFER TO PURCHASE OR THE SOLICITATION OF
AN OFFER TO SELL ANY SECURITIES.  THE SOLICITATION AND
THE OFFER TO AMEND ARE MADE ONLY PURSUANT TO AN
OFFER TO AMEND AND RELATED MATERIALS THAT QUEST
SOFTWARE FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION (“SEC”) ON JUNE 2, 2008 AS PART OF AN
OFFERING MEMORANDUM.  OPTIONEES WHO ARE ELIGIBLE TO
PARTICIPATE IN THE TENDER OFFER SHOULD READ THE
OFFERING MEMORANDUM AND THE RELATED MATERIALS
CAREFULLY BECAUSE THEY CONTAIN IMPORTANT
INFORMATION ABOUT THE TENDER OFFER.  OPTIONEES MAY
OBTAIN THE OFFERING MEMORANDUM AND THE RELATED
MATERIALS FREE OF CHARGE FROM THE SEC’S WEBSITE AT
WWW.SEC.GOV.

Reminders
• Cooley Godward Kronish LLP is not a financial or investment advisor.
•
Circular 230
Disclaimer.
THE FOLLOWING DISCLAIMER IS
PROVIDED IN ACCORDANCE WITH THE INTERNAL REVENUE
SERVICE’S CIRCULAR 230 (21 C.F.R. PART 10). THIS
PRESENTATION IS NOT INTENDED OR WRITTEN TO BE USED,
AND IT CANNOT BE USED BY YOU FOR THE PURPOSE OF
AVOIDING ANY PENALTIES THAT MAY BE IMPOSED ON YOU.
THIS PRESENTATION WAS WRITTEN TO SUPPORT THE
PROMOTION OR MARKETING OF PARTICIPATION IN THE
COMPANY’S EQUITY INCENTIVE PROGRAMS. YOU SHOULD
SEEK ADVICE BASED ON YOUR PARTICULAR
CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.